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                                                                EXHIBIT 23.13 TO
                                                          REGISTRATION STATEMENT
                                                                     ON FORM S-4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use of our reports and to all references to our Firm included in or made a part of the Registration Statement on Form S-4 of Coram Healthcare Corporation pertaining to the shares of Common Stock of Coram Healthcare Corporation to be registered pursuant thereto and in the related Joint Proxy Statement/Prospectus with respect to the consolidated financial statements and schedules of AllCare Health Services, Inc. and AllCare Home Care, Inc.

                                    /s/  KARLIN, KERSCHNER, SHARPE & COMPANY
                                         Karlin, Kerschner, Sharpe & Company

Northbrook, Illinois
June 3, 1994